UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

SunEdison Semiconductor Limited
(Exact Name of Registrant as Specified in its Charter)

Singapore (State or other jurisdiction of Incorporation)	001-36460 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

11 Lorong 3 Toa Payoh Singapore (Address of principal executive offices)	319579 (Zip Code)

(65) 6681-9300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 3, 2016, SunEdison Semiconductor Limited ("SunEdison Semiconductor" or the "Company") issued a press release reporting results of operations for the second quarter ended June 30, 2016. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.
SunEdison Semiconductor makes reference to a non-GAAP financial measure, namely Adjusted EBITDA. The press release contains a reconciliation of that non-GAAP measure to the directly comparable GAAP measure.
This measurement should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We define Adjusted EBITDA as earnings before net interest expense; income tax expense (benefit); depreciation and amortization; restructuring charges (reversals); other non-recurring items; loss on sale of property, plant, and equipment; long-lived asset impairment charges; pension settlement charges; stock compensation expense; and equity in loss of equity method investments. All of the omitted items are either (i) non-cash items or (ii) items that we do not consider in assessing our on-going operating performance. Because it omits non-cash items, we feel that Adjusted EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect our operating performance. Because it omits the other items, we believe Adjusted EBITDA is also more reflective of our on-going operating performance. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because:

•	securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and

•	it is used by our management for internal planning purposes, including aspects of our operating budget and capital expenditures.
Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments,

•	it does not reflect changes in, or cash requirements for, working capital,

•	it does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt,

•	it does not reflect payments made or future requirements for income taxes,

•
it adjusts for restructuring charges (reversals), non-recurring items, loss on sale of property, plant, and equipment, long-lived asset impairments, and pension settlement charges which are factors that we do not consider indicative of future performance,

•	it adjusts for non-cash stock compensation expense and equity in loss of equity method investments to more clearly reflect comparable period-over-period cash operating performance,

•
although it reflects adjustments for factors that we do not consider indicative of future performance, we may, in the future, incur expenses similar to the adjustments reflected in our calculation of Adjusted EBITDA, and

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect cash requirements for such replacements.

Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits Item

99.1	Press release dated August 3, 2016 furnished with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SunEdison Semiconductor Limited
Date:	August 3, 2016	By:	/s/ Jeffrey L. Hall
Name: Jeffrey L. Hall Title: Executive Vice President Finance & Administration and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Number	Item
99.1	Press release dated August 3, 2016 furnished with this Report.